FIRST M&F CORPORATION
Post Office Box 520
KOSCIUSKO, MISSISSIPPI  39090

March 14, 2007

Dear Shareholder:

Enclosed you will find a 2006 Annual Report for First M&F Corporation, a Notice of the Annual Shareholders’ Meeting for 2007, a Proxy Statement, and a proxy.

This institution is grateful for the loyalty and support of you, our friends and shareholders. The Annual Shareholders’ Meeting is to be held on Wednesday, April 11, 2007, at 1:30 P.M. at the Mary Ricks Thornton Cultural Center, located at the corner of East Washington Street and North Huntington Street, Kosciusko, Mississippi. We encourage you to mark this date on your calendar and make plans to attend, and share further in the affairs of your corporation.

I urge you to complete the enclosed proxy promptly and return it in the enclosed self-addressed postage paid envelope, even if you plan to attend the meeting. If you attend the meeting, you may withdraw your proxy and vote in person.

First M&F Corporation’s audited financial statements and other required disclosures are included in the enclosed First M&F Corporation Annual Report to shareholders.

We look forward to seeing you at the Annual Meeting.

Sincerely yours,

FIRST M&F CORPORATION

/s/ Hugh S. Potts, Jr.

Hugh S. Potts, Jr.
Chairman and Chief Executive Officer

FIRST M&F CORPORATION

FIRST M&F CORPORATION
Post Office Box 520
KOSCIUSKO, MISSISSIPPI  39090

March 14, 2007

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING

To the Shareholders of
First M&F Corporation
Kosciusko, Mississippi  39090

          NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors and in compliance with the Bylaws, the regular annual meeting of shareholders of the FIRST M&F CORPORATION (the “Company”), KOSCIUSKO, MISSISSIPPI, will be held at the Mary Ricks Thornton Cultural Center at 204 North Huntington Street, Kosciusko, Mississippi, on Wednesday, April 11, 2007, at 1:30 P.M. for the purpose of considering and voting on the following proposals:

1.	ELECTION OF DIRECTORS: The election of five (5) persons listed in the Proxy Statement dated March 14, 2007, accompanying this notice, as members of the Board of Directors for a term of three years.

2.	Whatever other business may be properly brought before the meeting or any adjournment thereof.

          Whether or not you contemplate attending the meeting, it is requested that you complete and return the enclosed proxy as soon as possible. If you attend the meeting, you may withdraw your proxy and vote in person.

          Only those shareholders of record at the close of business on February 28, 2007 shall be entitled to notice of and to vote at this meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Hugh S. Potts, Jr.

Hugh S. Potts, Jr.
Chairman and Chief Executive Officer

Dated and mailed at
Cranford, New Jersey
On or about March 14, 2007

FIRST M&F CORPORATION
Post Office Box 520
KOSCIUSKO, MISSISSIPPI  39090

PROXY STATEMENT

DATED MARCH 14, 2007

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
APRIL 11, 2007

SOLICITATION BY BOARD OF DIRECTORS OF FIRST M&F CORPORATION

          This statement is furnished to the shareholders of First M&F Corporation (the “Company”) in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Shareholders to be held at the Mary Ricks Thornton Cultural Center at 204 North Huntington Street, Kosciusko, Mississippi, on Wednesday, April 11, 2007, at 1:30 P. M., local time or any adjournment (s) thereof, for the matters set out in the foregoing notice of Annual Shareholders’ Meeting. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to shareholders is March 14, 2007.

          Only those shareholders of record on the books of the Company at the close of business on February 28, 2007, (the “Record Date”) are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding of record 9,172,846 shares of common stock. Each share is entitled to one (1) vote. In the election of Directors, each shareholder has cumulative voting rights, so that a shareholder may vote the number of shares owned by him for as many persons as there are Directors to be elected, or he may multiply the number of shares by the number of Directors to be elected and allocate the resulting votes to one or any number of candidates. For example, if the number of Directors to be elected is five (5), a shareholder owning ten (10) shares may cast ten (10) votes for each of five (5) nominees, or cast 50 votes for any one (1) nominee or allocate the fifty (50) votes among several nominees.

          The cost of soliciting proxies from shareholders will be borne by the Company. The initial solicitation will be by mail. Thereafter, proxies may be solicited by Directors, officers and regular employees of the Company, by means of telephone, telegraph or personal contact, but without additional compensation therefore. The Company will reimburse brokers and other persons holding shares as nominees for their reasonable expenses in sending proxy soliciting material to the beneficial owners.

          Any shareholder giving a proxy has the right to revoke it anytime before it is exercised. A shareholder may revoke his proxy (1) by personally appearing at the Annual Meeting, (2) by written notification to the Company which is received prior to the exercise of the proxy or (3) by a subsequent proxy executed by the person executing the prior proxy and presented at the Annual Meeting. All properly executed proxies, if not revoked, will be voted as directed on all matters proposed by the Board of Directors, and, if the shareholder does not direct to the contrary, the shares will be voted “For” each of the proposals described below.

          The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on February 28, 2007, and entitled to vote, will constitute a quorum. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the meeting. Broker non-votes and shareholder abstentions are not counted in determining whether or not a matter has been approved by shareholders.

          The 2006 Annual Report to shareholders of the Company is enclosed for the information of the shareholders.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)

          The Board of Directors of the Company is divided into three (3) classes – Class I, Class II and Class III. Each class consists of five (5) to seven (7) Directors. The term of Class II Directors expires at the 2007 Annual Meeting. The term of Class III Directors expires at the 2008 Annual Meeting. The term of the Class I Directors expires at the 2009 Annual Meeting.

          The Board of Directors has nominated Michael L. Nelson, Hugh S. Potts, Jr., Samuel B. Potts,  Michael W. Sanders, and Scott M. Wiggers, for election as Class II Directors to serve until the 2010 Annual Meeting. Barbara K. Hammond, Charles V. Imbler, Sr., R. Dale McBride, Michael L. Nelson, Hugh S. Potts, Jr., Michael W. Sanders, W.C. Shoemaker, and Scott M. Wiggers are currently serving as Class II Directors.

          Unless authority is expressly withheld, the proxy holders will vote the proxies received by them for the five (5) nominees for Class II Director listed above, reserving the right, however, to cumulate their votes and distribute them among the nominees, in their discretion. Although each nominee has consented to being named in this Proxy Statement and to serve if elected, if any nominee should prior to the Annual Meeting decline or become unable to serve as a Director, the proxies will be voted by the proxy holders for such other persons as may be designated by the present Board of Directors.

          Pursuant to Mississippi Law and the Company’s Bylaws, directors are elected by a plurality of the votes cast in the election of Directors. A “plurality” means that the individuals with the largest number of favorable votes are elected as Director, up to the maximum number of Directors to be chosen at the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ALL THE NOMINEES

INFORMATION CONCERNING NOMINEES AND DIRECTORS

          The following table provides certain information about the nominees and the other current Directors of the Company. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. The number of shares of common stock used to calculate the percentage ownership of each listed person also includes shares underlying options held by such person that are exercisable within 60 days of January 31, 2007.

Name	Age	Positions & Offices With Company or/and Employment	Director Since	Amount & Nature of Beneficial Ownership Of Common Stock as of January 31, 2007		Percent of Common Stock Beneficially Owned (a)	Class

Jeffrey A. Camp	47	Executive Vice President Commercial Division since April, 2002; Executive Vice President and Chief Credit Officer from January 1998 through March, 2002	2004	18,275	(17) (22)	.20%	I
Susan McCaffery	67	Retired; Former Professor, Wood College	1987	241,396	(1) (2) (16)	2.59%	I
Larry Terrell *	63	President and CEO, Ivey Mechanical Company since January, 2003; President, Encompass Mechanical Services, S.E. until January, 2003	2004	3,000		.03%	I
James I. Tims *	63	President of LT Corporation; President of First Bolivar Capital Corp. through 1998.	2000	183,794	(10) (12)	1.97%	I
Barbara K. Hammond *	62	Retired; Former Specialist, Circuit Capacity Management, BellSouth	1995	28,920	(15)	.31%	II
Charles V. Imbler, Sr. *	75	President and Chief Executive Officer of Truck Center, Inc. since 1970.	2000	30,888	(21)	.33%	II
R. Dale McBride	68	Retired; Former President, M & F Bank, Durant through 2004	1979	54,861	(4) (15)	.59%	II
Michael L. Nelson *	63	President, M. Nelson & Associates, Inc. since April, 2001; Consultant, from January, 2000 to April, 2001; President, Forsythe Solutions Group until January, 2000	2004	8,400		.09%	II
Hugh S. Potts, Jr.	62	Chairman of the Board and CEO of the Company since 1994; Vice Chairman, 1983-1993; Vice President, 1979-1983	1979	688,099	(1) (5)	7.37%	II
Samuel B. Potts	28	Vice President – Commercial Lending, M&F Bank, since March 2004; Credit Review Officer, M&F Bank, June 2003 – February 2004; Management Associate at Regions Bank, Birmingham, February 2002 – May 2003	–	151,782	(26) (27)	1.63%	II
Michael W. Sanders *	64	President, Jimmy Sanders, Inc. (sales of seed, grain, chemicals and fertilizer)	2000	15,000	(13)	.16%	II
W. C. Shoemaker *	75	Newspaper Consultant; President, W.C. Shoemaker, Inc. (investments & real estate)	1979	86,932	(15)	.93%	II
Scott M. Wiggers	62	President of the Company since 1988 and Treasurer since 1979; Corporate President, M & F Bank	1983	37,344	(3) (19) (23)	.40%	II

Name	Age	Positions & Offices With Company or/and Employment	Director Since	Amount & Nature of Beneficial Ownership Of Common Stock as of January 31, 2007		Percent of Common Stock Beneficially Owned (a)	Class

Hollis C. Cheek *	61	Member of Audit Committee; President, Cheek Companies; President, Techno Catch	2004	4,879	(14)	.05%	III
Jon A. Crocker	64	Retired; Business Development Officer from 1999 - 2005; Chairman & CEO, M & F Bank, Bruce Branch from 1995 to 1999	1996	106,170	(6) (25)	1.14%	III
Toxey Hall, III *	67	Member of Audit Committee; Former President, Thomas-Walker-Lacey (retail discount store)	1984	13,224	(25)	.14%	III
J. Marlin Ivey *	70	Member of Audit Committee; President, Ivey National Corporation (holding company for various businesses)	1979	251,024	(7) (25)	2.69%	III
Otho E. Pettit, Jr. *	56	Of Counsel, Dorrill and Pettit	1993	41,548	(8) (25)	.45%	III
Charles W. Ritter, Jr. *	73	Chairman of Audit Committee; Former President, The Attala Company (feed manufacturing company)	1979	345,000	(9) (25)	3.70%	III
L. F. Sams, Jr. *	68	Director and Vice President, Mitchell, McNutt & Sams, P.A. (law firm) since 1971	2000	39,624	(11) (20)	.42%	III

ALL DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (23 PERSONS)				2,279,542	(18) (24)	24.42%

(a)	Constitutes sole ownership unless otherwise indicated.

(1)	Mrs. McCaffery and Hugh S. Potts, Jr. are brother and sister.
(2)	Mrs. McCaffery shares voting and investment power with respect to 1,522 of these shares with her husband and includes 31,600 shares owned by Mrs. McCaffery’s husband.
(3)	Includes 2,268 shares owned by Mr. Wiggers’ wife.
(4)	Mr. McBride shares voting and investment power with respect to 22,846 of these shares with his wife, children and grandchildren.
(5)

Mr. Potts, Jr. shares voting and investment power with respect to 100,178 of these shares, which are held in an estate. His holdings also include 44,368 shares owned by his wife. Mr. Potts, Jr. is the trustee over The Salt & Light Foundation which owns 118,404 shares.

(6)	Of these shares, 14,614 are registered in the name of BellAire Corporation, of which Mr. Crocker’s wife is a director. Crocker-Jones, LLC, in which Mr. Crocker is a member, owns 1,350 shares.
(7)	Of these shares, 204,024 are registered in the name of Ivey National Corporation, of which Mr. J. Marlin Ivey is the President.
(8)	Includes 8,672 shares owned by Mr. Pettit’s wife and children.
(9)	Includes 122,000 shares owned by Mr. Ritter’s wife.
(10)	Includes 157,698 shares owned by Mr. Tims’ wife. Includes 23,832 shares owned by LT Corporation which is owned by Mr. Tims and his wife.
(11)	Includes 4,530 shares owned by Mr. Sams’ wife.
(12)	Includes 600 shares which may be acquired upon the exercise of stock options.
(13)	Includes 400 shares which may be acquired upon the exercise of stock options.
(14)	Includes 200 shares which may be acquired upon the exercise of stock options.
(15)	Includes 6,400 shares which may be acquired upon the exercise of stock options.
(16)	Includes 6,600 shares which may be acquired upon the exercise of stock options.
(17)	Includes 8,000 shares which may be acquired upon the exercise of stock options.
(18)	Includes 11,000 shares which may be acquired by non-director executive officers upon exercise of stock options.
(19)	Includes 7,500 shares which may be acquired upon the exercise of stock options.
(20)	Includes 12,454 shares which may be acquired upon the exercise of stock options.
(21)	Includes 6,254 shares which may be acquired upon the exercise of stock options.
(22)	Includes 8,000 shares of restricted stock that vest on 12/30/12.
(23)	Includes 6,000 shares of restricted stock that vest on 05/31/09.
(24)	Includes 16,000 shares of restricted stock of non-director executive officers that vest on 12/30/12 and 6,000 shares that vest on 06/30/11.
(25)	Includes 7,000 shares which may be acquired upon the exercise of stock options.
(26)	Includes 1,250 shares owned by Mr. Potts’ wife. Mr. Potts is the Chairman of the Salt & Light Foundation, which owns 118,404 shares.
(27)	Mr. Potts is the son of Hugh S. Potts, Jr.

*	Indicates independent Director

          Charles W. Ritter, Jr. is a director of Sanderson Farms, Inc., Laurel, Mississippi.  None of the other Directors are a director of another company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the reporting requirements of Section 15(d) of the Act, or registered as an investment company under the Investment Company Act of 1940.

          A majority of the Company’s directors are independent as defined in NASDAQ listing standards. The Board of Directors of the Company met a total of twelve (12) times during the year ended December 31, 2006.  During 2006, all Directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by committees on which they served.

          It is the Company’s policy that members of the Board of Directors attend the annual meeting of shareholders. At the 2006 annual meeting, twenty-two (22) directors of the Company were in attendance.

EXECUTIVE OFFICERS

Name	Age	Position	Beneficial Ownership As of January 31, 2007	Percent

John G. Copeland	54	EVP & Chief Financial Officer, First M&F Corporation and M&F Bank	8,045 (1)	.09%
Michael E. Crandall	49	EVP and Retail Sales Manager, M&F Bank	20,930 (1) (4)	.22%
Robert K. Autry	60	EVP and Administrative Executive, M&F Bank	18,812 (2) (3)	.20%

(1)	Includes 8,000 shares of restricted stock that vest on 12/30/12.
(2)	Includes 8,000 shares which may be acquired upon the exercise of stock options.
(3)	Includes 6,000 shares of restricted stock that vest on 06/30/11.
(4)	Includes 3,000 shares which may be acquired upon the exercise of stock options.

The following information concerns the employment history of executive officers for the last five (5) years.

Name	Five Year Employment History

John G. Copeland

EVP & Chief Financial Officer, First M&F Corporation and M&F Bank since May, 2004; Consultant, November, 2000 to April, 2004; SVP and CFO, First United Bancshares, Inc., El Dorado, Arkansas, March, 1999 to October, 2000;

VP, Union Planters Bank, Memphis, Tennessee through February, 1999
Michael E. Crandall	EVP & Retail Sales Manager of M&F Bank since September, 2001; President of Madison/Ridgeland branches from August, 1988 through August, 2001
Robert K. Autry	EVP – Administration since April, 2002; EVP & Divisional Sales Manager of M&F Bank from January, 1995 through March, 2002

CODE OF ETHICS

          The Company’s Board of Directors has adopted a Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. A copy of this Code of Ethics can be found at the Company’s internet website at www.mfbank.com. The Company intends to disclose any amendments to its Code of Ethics, and any waiver from a provision of the Code of Ethics granted to the Company’s principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, on the Company’s Internet website within five business days following such amendment or waiver. The information contained on or connected to the Company’s Internet website is not incorporated by reference into this Proxy Solicitation or the Company’s Form 10-K for the year ended December 31, 2006 and should not be considered part of this or any other report that we file with or furnish to the SEC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Executive officers and directors are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2006, the following Section 16(a) filing deadlines were missed. Barbara K. Hammond filed one late report concerning an inheritance that was an inadvertent omission. Susan P. McCaffery, Larry D. Terrell and James I. Tims each had one late filing for their May stock option grants. This was an inadvertent oversight by the directors. Michael L. Nelson filed one late report for an acquisition of stock. Otho E. Pettit, Jr. filed one late report related to a bequest received by an indirect interest. Hugh S. Potts, Jr. filed one late report concerning a bequest received by an indirect interest. The late filings were all accidental oversights.

PRINCIPAL SHAREHOLDER

          Management of the Company knows of no person who owns of record or beneficially, directly or indirectly, more than 5% of the outstanding common stock of the Company except as set forth below:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class

Hugh S. Potts, Jr. 1104 Walnut Grove Road Kosciusko, MS 39090	688,099 shares (1)	7.37%

(1)	Mr. Potts shares voting and investment power with respect to 100,178 shares in an estate over which he is the executor.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

          The Compensation Committee (for purposes of this analysis, the “ Committee”) of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the named executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the named executive officers, including the actively-employed named executive officers, are similar to those provided to other executive officers in publicly traded financial institutions.

          Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2006, as well as the other individuals included in the Summary Compensation Table on page 12, are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

          The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns the interests of the executive officers with the Company’s overall business strategy, values and management initiatives. These policies are intended to reward executives for strategic management and the enhancement of shareholder value and support a performance-oriented environment that rewards achievement of internal goals.  The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should be designed to include both cash and stock-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

          The Committee makes all compensation decisions for the named executive officers and approves recommendations regarding equity awards to all elected officers of the Company.  Decisions regarding the non-equity compensation of other executive officers are made by the Committee and the Chief Executive Officer.

          The Committee and the Chief Executive Officer annually review the performance of each member of the named executive officers (other than the Chief Executive Officer whose performance is reviewed by the Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Setting Executive Compensation

          Based on the foregoing objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals.  To that end, the Committee periodically utilizes a third-party consultant to provide research for benchmarking purposes related to executive compensation. The research includes analysis of compensation trends and techniques using a sample of publicly traded financial institutions, twenty of which are larger than the Company and twenty of which are smaller. Additionally, the Company subscribes to and participates in the Mississippi Bankers Association survey, which provides the Committee with comparative compensation data from the Company’s market areas and its peer groups. The Company also maintains information related to executive compensation gathered from proxy filings of a group of publicly traded peer banks to assist in annual reviews of executive compensation by the Committee. This information is used by the committee to ensure that it is providing compensation opportunities comparable to its peer group, thereby allowing the Company to retain talented executive officers who contribute to the Company’s overall and long-term success.

2006 Executive Compensation Components

          Historically, and for the fiscal year ended December 31, 2006, the principal components of compensation for named executive officers were:

•	base salary;

•	performance-based incentive bonus compensation;

•	equity incentive compensation;

•	retirement and other benefits; and

•	perquisites and other personal benefits.

          Base Salary

          The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility by using market data. Base salary ranges are designed so that salary opportunities for a given position will be comparable to the compensation of executives with equivalent responsibilities at other banks that are similar in size and characteristics to the Company.

          During its review of base salaries for executives, the Committee primarily considers: 1)individual performance of the executive; 2) performance of the Company; 3) market data gathered internally or provided by our outside consultants; and 4) internal review of the executive’s compensation, both individually and relative to other officers.  Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries of the named executive officers are based on the Committee’s assessment of the individual’s performance.

          Performance-Based Incentive Compensation

          Incentive Bonus Compensation Program

          The Company has established an incentive bonus compensation plan that is based upon individual performance as well as team and corporate performance. Every employee in the Company has a unique scorecard with performance goals in up to nine (9) categories. The individual measures relate primarily to sales, service quality, regulatory compliance, timeliness, and financial goals. The particular measures on an individual’s scorecard depend on the actions that are determined to be most important for that individual to achieve for the current year. The scorecards are calculated and distributed monthly.

Each executive typically has a scorecard that potentially includes (1) a weighted average score of the scorecards of the departments that report to that executive, (2) a bank-wide earnings target or (3) a bank-wide performance measure that is strategically important. The estimated bonus payouts calculated on the monthly scorecards are accrued throughout the year and paid in December. For 2006 and subsequently, the estimated bonuses were and will continue to be accrued monthly and paid in January following the year of measurement. Cash bonuses may be granted to executives at each year end depending on the achievement of a corporate performance target such as earnings per share, which was used in 2005. The Company’s Chief Executive Officer and Chief Operating Officer had one measure for 2006, which was corporate net income. The measures for 2006 for the other executive officers were for net income, net charge offs as a percent of average loans and deposit growth, all measured at the corporate level. The measures were weighted 65% for net income, 20% for net charge off percentage and 15% for deposit growth. The performance, multiplied by the weights, can potentially be any number between 0% and 100%. This number is multiplied by the incentive pay rate, which was 25% of salary for executive officers in 2006, to determine an executive’s potential incentive compensation. The actual incentive compensation accrued equals the potential compensation multiplied by a leverage factor based on net income compared to the budget. The multiplier is 0 when the net income is at or below 87% of budgeted net income. As net income increases compared to budget, the multiplier increases toward a maximum of 4, which represents approximately 400% of budget. Therefore, if the maximum targets were met, the Chief Executive Officer would receive a 100% bonus. The net income measure averaged approximately 77% of the maximum goal while the net charge off percentage averaged 40% of the maximum goal and deposit growth averaged approximately 101% of the maximum goal.

          Awards made to named executive officers under the Incentive Bonus Compensation Program in January 2007 for performance in 2006 are reflected in the Bonus column of the Summary Compensation Table on page 12.

          Equity Incentive Compensation

          2005 Equity Compensation Plan

          The 2005 Equity Compensation Plan (the “ 2005 Plan “) was approved by the Company’s shareholders at the 2005 Annual Meeting of Shareholders and is the successor plan to the Company’s 1999 Stock Option Plan (the “ 1999 Plan “) discussed hereunder. The 2005 Plan gives the Committee the latitude to design stock-based incentive compensation awards to promote high performance and achievement of corporate goals by all directors and employees to encourage the growth of shareholder value and allow directors and employees to participate in the long-term growth and profitability of the Company. During 2005 and 2006 the Committee limited their consideration of stock-based award grants to a group consisting of executive officers, senior vice-presidents, branch presidents and commercial lenders. The Committee believed that it was strategically important to align this group’s actions with long-term value creation. The Committee will consider future grants based on the need to align the compensation of certain executives or others with the long-term goal of growing shareholder value. Another consideration of the Committee in determining the size and term of grants will be the ability to absorb and manage the additional compensation expenses.

          Under the 2005 Plan, awards of Company Common Stock may take the form of a stock option, an incentive stock option (a stock option which meets the applicable requirements of the Internal Revenue Code), stock appreciation rights (an award entitling a holder to receive an amount in cash, common stock, or a combination of both determined by reference to appreciation from the date of the grant), restricted stock awards (a transfer of shares subject to certain restrictions on transfer or other incidents of ownership or subject to specified performance standards), and other stock-based awards (including without limitation, awards entitling recipients to receive shares of Company Common Stock to be delivered in the future) (collectively referred to as “Awards”).  In granting these Awards, the Committee may establish any conditions or restrictions it deems appropriate.

          All awards of options for shares of the Company’s stock under the aforementioned programs are made at or above the market price at the time of the Award. Awards of stock-based grants to directors and executives are made at specially called meetings to consider such grants.  Newly hired or promoted executives, senior officers or others receive their Award of stock-based grants on dates determined by the committee.

          1999 Stock Option Plan

          The 1999 Plan was replaced by the 2005 Plan.  Stock options granted to executives under the 1999 Plan (as shown in the Outstanding Equity Awards At Fiscal Year-End Table on page 13) were granted in 1999, with a ten (10) year life. They vest at 20% per year over a five (5) year period.  The options have a strike price of $16.25.

          Retirement and Other Benefits

          All employees of the Company, including executive officers, are eligible to participate in the Merchants and Farmers Bank Profit and Savings Plan. All employees, including executive officers, hired prior to October 1, 2002 are participants in the Bank’s defined benefit pension plan.  In addition, executive officers are entitled to participate in the Company’s nonqualified deferred compensation plan.

          Profit and Savings Plan

          The Bank has a profit and savings plan which includes features such as an Employee Stock Ownership Plan (ESOP) and a 401(k) plan which provides for certain salary deferrals, covering substantially all full-time employees of the Bank and subsidiaries.  The Bank matched employee 401(k) contributions equal to 50% of an employee’s first 5% of salary deferral through 2004. Beginning in 2005, the Company matched contributions equal to 50% of an employee’s first 6% of salary deferral. Effective in May 2006, the Company began matching 60% of an employee’s first 6% of salary deferral for all employees with less than five years of credited service. Concurrently, the Company began matching 75% of an employee’s first 6% of salary deferral for all employees with five years or more of credited service. During 2004, the Company began making matching contributions on a monthly basis rather than on an annual basis. Additional contributions to the ESOP portion of the plan are at the discretion of the Board of Directors. These discretionary contributions are invested in the Company’s common stock.

          Each participant’s account is credited with the participant’s contributions and matching amounts contributed by the Bank on behalf of the participant. Discretionary amounts contributed by the Bank are allocated based on the participant’s annual compensation. Investment earnings on participant directed accounts are allocated based on each participant’s account earnings. Other investment earnings are allocated based on the balance of the participant’s account.

          The matching contributions to the 401(k) portion of the plan and the discretionary contributions to the ESOP portion of the plan become 100% vested after three years of credited service. The participants are always 100% vested in the participant’s contributions. Forfeited nonvested accounts are used to reduce future employer contributions.

          Upon termination of service, a participant may elect to receive either a lump-sum amount, periodic installments for a period not to exceed ten years, or a combination thereof.

          The Company matching contributions are included in item (4) and allocations of ESOP discretionary contributions are included in item (10) in the All Other Compensation column of the Summary Compensation Table on page 12.

          Defined Benefit Pension Plan

          The Company has a defined benefit pension plan covering substantially all full-time employees of the Bank and subsidiaries.  Benefits under this plan are based on years of service and average annual compensation for a five year period.

          A participant in First M&F’s Pension Plan whose service is terminated on or before his normal retirement date is eligible to retire and receive a normal retirement benefit. The amount of the normal benefit under the Plan is equal to 1/12 of the sum of the amounts described below in (1) and (2) multiplied by (3) where:

(1) =	eight-tenths of one percent (0.8%) of the participant’s average earnings;
(2) =	twenty-five hundredths percent (0.25%) of the participant’s average earnings in excess of Twenty-Four Thousand and no/100 dollars ($24,000.00); and
(3) =	the participant’s benefit service as of his normal retirement date.

          If a participant’s annual benefit commences before the participant’s social security retirement age, but on or after age 62, the amount of the benefit is reduced. If the annual benefit of a participant commences prior to age 62, the amount of the benefit shall be the actuarial equivalent of an annual benefit beginning at age 62 reduced for each month by which benefits commence before the month in which the participant attains age 62. If the annual benefit of a participant commences after the participant’s social security retirement age, the benefit amount is adjusted so that it is the actuarial equivalent of an annual benefit beginning at the participant’s social security retirement age.

          The pension plan was frozen on September 30, 2001.

          The net annual change in actuarial value of benefits for executives is included in the Change in Pension Value and Nonqualified Deferred Compensation earnings column of the Summary Compensation Table on page 12. Information relative to executive officers’ participation in the defined benefit pension plan is contained in the Pension Benefits Table on page 14.

          Nonqualified Deferred Compensation Program

          The named executive officers, in addition to certain other senior officers, are entitled to participate in the Nonqualified Deferred Compensation Program. Pursuant to the Nonqualified Deferred Compensation Program, eligible employees can defer up to 100% of earnings from Awards and bonus compensation and may defer up to 100% of salary (including amounts deferred pursuant to the Profit and Savings Plan). Deferral elections for executives entering the plan become effective for the first payroll period following the receipt of the election by the Company. Modifications related to salary deferrals made by eligible executives become effective on January 1 of the following year. Deferral elections related to annual incentive bonus pay must be made by June 30 to be effective for that year’s bonus pay. The executive may choose to place deferrals in a retirement account, an in-service distribution account, an education account, or any combination of the three choices.

          The investment options for determining earnings credits available to an executive under the deferral program are generally the same as those offered to employees in the Company’s Profit and Savings Plan. These options include a variety of mutual funds with various risk profiles ranging from conservative to aggressive as well as the option to invest in the Company’s stock. The executives’ deferral account and earnings credits are 100% vested.

          The Company may make discretionary matching contributions to the retirement portion of the executives’ accounts on an annual basis. The matching accounts vest by equal annual percentages over a five year period.

          In-service distribution account and education account distributions may be paid over a period of up to five years. Upon termination of service, a participant may elect to receive either a lump-sum amount, periodic installments for a period not to exceed fifteen years, or a combination thereof of their retirement accounts.

          Company discretionary contributions are included in item (9) of the All Other Compensation column in the Summary Compensation Table on page 12.

          Additional information related to executive officers’ participation in the nonqualified deferred compensation program are included in the Nonqualified Deferred Compensation Table on page 14.

          Perquisites and Other Personal Benefits

          The Company provides named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.  The named executive officers are provided use of company automobiles, country club memberships, and participation in the plans and programs described above. Compensation attributed to the use of Company automobiles is included in item (2) of the All Other Compensation column in the Summary Compensation Table on page 12. Compensation attributed to country club memberships is included in item (3) of the All Other Compensation column in the Summary compensation Table on page 12. All employees receive term life insurance which pays a death benefit to named beneficiaries of an amount equal to three times the employee’s base salary.  Premiums related to life insurance coverage in excess of $50,000 are attributed as compensation to the employee. This income is included in item (1) of the All Other Compensation column of the Summary Compensation Table on page 12.

          The Company has one Change of Control Agreement in effect with the Chief Financial Officer. No directors have Change of Control agreements.

Director Compensation

          The Committee determines the amount of Directors’ compensation on an annual basis. The Committee uses available data from peer banks in determining the amount of compensation to pay. The Committee also considers the role of directors, the expected number of meetings that will occur and any other additional duties or circumstances that may require additional attention by directors or impose additional responsibilities.

          Non-officer Directors receive annual compensation in December of each year based on the number of Board meetings attended during the year. Directors who are members of Board committees receive a payment for each committee meeting attended, paid within one month of the meeting date. Directors who live outside of Kosciusko are also reimbursed for their travel mileage.

          Information related to the compensation of directors is included in the Director Compensation Table on pages 15 and 16. Committee and board meeting fees paid to executive board members are included as item (6) in the All Other Compensation column of the Summary Compensation Table on page 12.

Tax and Accounting Implications

          Deductibility of Executive Compensation

          As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the incentive plans is generally fully deductible for federal income tax purposes.

          Nonqualified Deferred Compensation

          On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, the Company believes it is operating in good faith compliance with the statutory provisions which were effective January 1, 2005.

          Accounting for Stock-Based Compensation

          Beginning on July 1, 2005, the Company began accounting for stock-based payments including its 2005 Equity Compensation Plan in accordance with the requirements of FASB Statement 123(R).

COMPENSATION COMMITTEE REPORT

          The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

J. Marlin Ivey, Chairman
Michael L. Nelson
Charles W. Ritter, Jr.
W. C. Shoemaker
Larry Terrell
James I. Tims

          The Board of Directors has determined that the members of the Compensation Committee are independent.

SUMMARY COMPENSATION TABLE

          The following table shows the compensation for 2006 for the Chief Executive Officer of the Company and the four (4) other highest paid Executive Officers of the Company and the Bank whose cash compensation exceeded $100,000.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (b)	All Other Compensation		Total Compensation

Hugh S. Potts, Jr.	2006	$268,269	$13,822	$—	$—	$—	$4,158	$3,617	(1)	$301,810
Chairman of the Board and								$2,198	(3)
CEO since 4/15/94								$8,171	(4)
								$550	(6)
								$1,025	(10)
Scott M. Wiggers	2006	$188,885	$15,451	$29,599	$—	$—	$5,188	$3,617	(1)	$280,531
President and COO								$1,353	(2)
								$5,040	(4)
								$600	(6)
								$895	(10)
								$29,903	(11)
Jeffrey A. Camp	2006	$177,308	$18,256	$26,968	$—	$—	$—	$816	(1)	$232,386
Executive Vice President								$754	(2)
And Commercial Sales								$6,921	(4)
Manager								$550	(6)
								$813	(10)
John G. Copeland (a)	2006	$174,385	$18,182	$26,968	$—	$—	$—	$1,249	(1)	$227,030
Executive Vice President								$5,429	(4)
And Chief Financial Officer								$817	(10)
Michael E. Crandall	2006	$154,019	$16,181	$26,968	$—	$—	$—	$713	(1)	$206,319
Executive Vice President								$196	(2)
And Retail Sales Manager								$1,435	(3)
								$6,088	(4)
								$719	(10)

(1)	Cost of excess life insurance
(2)	Automobile allowance
(3)	Cost of country club memberships
(4)	Company Contribution to the 401k plan
(5)	Moving expense reimbursement
(6)	Director fees
(7)	Incentive pay
(8)	Grant of unrestricted stock
(9)	Company contributions to nonqualified deferred compensation plan
(10)	ESOP allocations
(11)	Income recognized on cashless exercise of stock options

(a)	John G. Copeland was hired as Chief Financial Officer on May 3, 2004.
(b)

The net change in the accumulated obligation for pension benefits was negative $1,079 for Mr. Camp and negative $2,815 for Mr. Crandall. Mr. Copeland was hired after the plan was frozen and is therefore not a participant.

          The Company does not have any employment contracts with executive officers.

          Stock awards are grants of restricted stock to executives. The Company granted restricted stock awards to executives in 2005. The amount shown for stock awards in the Summary Compensation Table is the expense recognized for accounting purposes, assuming that no forfeitures are expected. The awards to Mr. Camp, Mr. Copeland and Mr. Crandall vest on 12/30/2012. The award to Mr. Wiggers vests on 05/31/2009. The executives receive quarterly dividends on the restricted shares. Grants and options outstanding for all executive officers are disclosed in the Outstanding Equity Awards at Fiscal Year-End Table on page 13. All employees are provided with term life insurance coverage. The premiums related to benefits in excess of IRS limits are attributed as taxable compensation and are included in item (1) in the All Other Compensation column. All executives, with the exception of the Chief Executive Officer and the Chief Financial Officer, are provided company automobiles, with the value of personal use being disclosed in item (2) in the All Other Compensation column. Mr. Potts and Mr. Crandall are provided with country club memberships, with the value of those memberships included in item (3) of the All Other Compensation column. All employees are eligible for the Company’s 401k retirement plan. The Company matches 60% of the employees’ contributions up to 6% of compensation for employees with less than five years of credited service and matches 75% of the employees’ contributions up to 6% of compensation for employees with five years or more of credited service. The amounts of matching contributions that the Company made to the plan accounts of executives are included in item (4) of the All Other Compensation column. Additionally, executives and other senior officers are eligible to participate in a nonqualified deferred compensation plan in which amounts up to the employee’s entire compensation may be deferred. The Company may make matching contributions at its discretion.  Mr. Potts, Mr. Camp and Mr. Crandall are participating in the nonqualified plan. The Company did not make any matching contributions to the plan in 2006, and made contributions of $500 per participant in 2005. Company contributions will be disclosed as item (9) of the All Other Compensation column. Mr. Potts, Mr. Wiggers and Mr. Camp are members of the Board of Directors. All directors receive meeting attendance fees. The fees paid for meeting attendance are included in item (6) in the All Other Compensation column. All employees are enrolled in the Company’s ESOP retirement savings plan. The Company makes discretionary contributions to the plan which are allocated to participants based on relative salary. The allocations attributed to executives’ accounts are included in item (10) in the All Other Compensation column. Mr. Wiggers exercised stock options for 7,500 shares in 2006 in a cashless transaction in which the shares were sold simultaneous to their exercise. The difference between the sale proceeds and the option strike price is included in item (11) in the All Other Compensation column. The exercise is also disclosed in the Option Exercises and Stock Vested Table on page 13.

GRANTS OF PLAN-BASED AWARDS TABLE

          No stock-based awards were granted to executives during 2006. No stock options were repriced or modified during 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable	Number Of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Scott M. Wiggers	7,500	—	—	$16.25	04/01/09	6,000	$117,540	—	—
Jeffrey A. Camp	8,000	—	—	$16.25	04/01/09	8,000	$156,720	—	—
John G. Copeland	—	—	—	$—		8,000	$156,720	—	—
Michael E. Crandall	3,000	—	—	$16.25	04/01/09	8,000	$156,720	—	—
Robert K. Autry	8,000	—	—	$16.25	04/01/09	6,000	$117,540	—	—

(1)	All stock options were granted in 1999, with a ten (10) year life. They vest at 20% per year over a five (5) year period. The options have a strike price of $16.25.

(2)	Based on the closing price on the NASDAQ Global Select system ($19.59) on December 31, 2006.

OPTION EXERCISES AND STOCK VESTED TABLE

          The following table provides information as to the options exercised during 2006, and the unexercised options to purchase the Company’s Common Stock previously granted to the Named Executive Officers and held by them at the end of 2006.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

Scott M. Wiggers	7,500	$29,903	—	$—

(1)	All stock options were granted in 1999, with a ten (10) year life. They vest at 20% per year over a five (5) year period. The options have a strike price of $16.25.

PENSION BENEFITS TABLE

          The following table includes certain information related to pension benefits of executive officers.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year

Hugh S. Potts Jr.	M & F Bank Pension Plan	29	$413,300	$—
Scott M. Wiggers	M & F Bank Pension Plan	27	$328,245	$—
Jeffrey A. Camp	M & F Bank Pension Plan	4	$15,191	$—
Michael E. Crandall	M & F Bank Pension Plan	15	$46,737	$—
Robert K. Autry	M & F Bank Pension Plan	14	$102,168	$—

          The measurement date for actuarial calculations for the plan is October 1 of each year.

          The pension plan was frozen on September 30, 2001. The accrued monthly pension benefits estimated to be paid to each of the named executives is $3,915 for Hugh S. Potts, Jr., $2,908 for Scott M. Wiggers, $364 for Jeffrey A. Camp, $995 for Michael E. Crandall and $1,034 for Robert K. Autry.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last FY	Registrant Contributions In Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE

Hugh S. Potts Jr.	$75,544	$—	$19,076	$—	$150,442
Scott M. Wiggers	$—	$—	$—	$—	$—
Jeffrey A. Camp	$12,385	$—	$1,930	$—	$19,465
John G. Copeland	$—	$—	$—	$—	$—
Michael E. Crandall	$3,306	$—	$954	$—	$8,127

          All executives and senior officers are eligible to participate in the Company’s nonqualified deferred compensation plan. The plan was implemented during the third quarter of 2005. All salary, bonus and other incentive compensation is eligible to be deferred under the plan. Earnings credits on deferred compensation are derived from returns on a variety of mutual funds selected by the executive. The mutual funds available for selection are the same funds offered to all employees in the Company’s 401(k) retirement savings plan. If the selected funds have a loss, then the executive’s account is charged in an amount equal to the loss. If the funds have a gain, then the executive’s account is credited in an amount equal to the gain. Gains and losses are credited to accounts quarterly. Account balances at December 31, 2005 were $55,822 for Mr. Potts, $5,150 for Mr. Camp and $3,867 for Mr. Crandall. The Company made matching contributions of $500 to the accounts of Mr. Potts, Mr. Camp and Mr. Crandall in 2005. Those matching contributions were reported in the Executive Compensation table of the 2006 proxy statement.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

          The Company does not use employment contracts for executives and does not have any contractual obligations for potential post employment severance payments other than a change-in-control agreement with Mr. Copeland, obligating the Company to a payment of two times base salary pursuant to a change-in-control as defined in the agreement. This agreement is not an employment contract. Stock option and restricted stock award contracts have change-in-control provisions that trigger full vesting of the grants upon a change in control of the Company. Unvested options and restricted stock grants are forfeited by an executive if that executive’s employment is terminated prior to the vesting date. The vesting date for restricted stock grants will be the earliest of four dates: (1) the date that any earnings target stated in the grant contracts is achieved, (2) the date of a change in control, (3) the date of the executive’s death and (4) the vesting date stated in the contract.

DIRECTOR COMPENSATION TABLE

          Non-officer Directors receive annual compensation in the amount of $1,750 per Board Meeting attended payable at the end of the year, plus an additional $50 for each committee meeting attended. Independent directors who live out of town receive mileage reimbursements at the rate of $.36 per mile to attend meetings.

          The Board granted 1,000 options to each of the following Board members as of May 1, 2006: Susan P. McCaffery, Larry Terrell and James I. Tims. These options were granted for the continuing service of these directors upon their re-election to the Board. The options have a strike price of $19.06, a life of 10 years, and vest over five (5) years. The market value of the stock on the grant date was $19.06.

          The following table shows information related to cash and other compensation paid to directors during 2006.

Name	Fees Earned Or Paid in Cash	Stock Awards	Option Awards (b)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (a)	All Other Compensation	Total

Hollis C. Cheek	$24,000	$—	$975	$—	$—	$—	$24,975
Jon Crocker	$24,000	$—	$1,485	$—	$1,389	$2,181	$29,055
Toxey Hall, III	$21,800	$—	$1,485	$—	$—	$589	$23,874
Barbara K. Hammond	$21,600	$—	$1,132	$—	$—	$744	$23,476
Charles V. Imbler, Sr.	$22,200	$—	$1,132	$—	$—	$992	$24,324
J. Marlin Ivey	$22,850	$—	$1,485	$—	$—	$—	$24,335
R. Dale McBride	$21,750	$—	$1,132	$—	$—	$115	$22,997
Susan P. McCaffery	$23,175	$—	$1,389	$—	$—	$—	$24,564
Michael L. Nelson	$22,200	$—	$—	$—	$—	$1,590	$23,790
Otho E. Pettit, Jr.	$24,700	$—	$1,485	$—	$—	$—	$26,185
Charles W. Ritter, Jr.	$25,700	$—	$1,485	$—	$—	$—	$27,185
L. F. Sams, Jr.	$21,600	$—	$1,485	$—	$—	$1,927	$25,012
Michael W. Sanders	$18,000	$—	$1,132	$—	$—	$656	$19,788
W. C. Shoemaker	$24,400	$—	$1,132	$—	$—	$—	$25,532
Larry Terrell	$23,900	$—	$622	$—	$—	$—	$24,522
James I. Tims	$18,100	$—	$1,389	$—	$—	$—	$19,489

(a)	The net change in the accumulated obligation for pension benefits was negative $16,048 for Mr. McBride.
(b)	The grant date fair value of the options awarded to Directors McCaffery, Terrell and Tims was $4.67 per option share, which equates to a grant date fair value of $4,670 for each Director’s grant.

          The following table shows the outstanding number of stock option awards for Directors as of December 31, 2006.

Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date

Hollis Cheek	200	800	$17.00	05/01/2015
Jon Crocker	5,000	—	$16.25	04/01/2009
	1,000	—	$15.88	05/01/2009
	800	200	$12.63	05/01/2012
	200	800	$17.00	05/01/2015
Toxey Hall, III	5,000	—	$16.25	04/01/2009
	1,000	—	$15.88	05/01/2009
	800	200	$12.63	05/01/2012
	200	800	$17.00	05/01/2015
Barbara K. Hammond	5,000	—	$16.25	04/01/2009
	1,000	—	$10.00	05/01/2011
	400	600	$17.37	05/01/2014
Charles V. Imbler, Sr.	5,854	—	$13.96	03/27/2007
	400	600	$17.37	05/01/2014
J. Marlin Ivey	5,000	—	$16.25	04/01/2009
	1,000	—	$15.88	05/01/2009
	800	200	$12.63	05/01/2012
	200	800	$17.00	05/01/2015
R. Dale McBride	5,000	—	$16.25	04/01/2009
	1,000	—	$10.00	05/01/2011
	400	600	$17.37	05/01/2014
Susan P. McCaffery	5,000	—	$16.25	04/01/2009
	1,000	—	$10.13	05/01/2010
	600	400	$19.00	05/01/2013
	—	1,000	$19.06	05/01/2016
Otho E. Pettit, Jr.	5,000	—	$16.25	04/01/2009
	1,000	—	$15.88	05/01/2009
	800	200	$12.63	05/01/2012
	200	800	$17.00	05/01/2015
Charles W. Ritter, Jr.	5,000	—	$16.25	04/01/2009
	1,000	—	$15.88	05/01/2009
	800	200	$12.63	05/01/2012
	200	800	$17.00	05/01/2015
L. F. Sams, Jr.	11,454	—	$13.96	03/27/2007
	800	200	$12.63	05/01/2012
	200	800	$17.00	05/01/2015
Michael W. Sanders	400	600	$17.37	05/01/2014
W. C. Shoemaker	5,000	—	$16.25	04/01/2009
	1,000	—	$10.00	05/01/2011
	400	600	$17.37	05/01/2014
Larry Terrell	—	1,000	$19.06	05/01/2016
James I. Tims	600	400	$19.00	05/01/2013
	—	1,000	$19.06	05/01/2016

          Options are granted to Directors at the rate of 1,000 options as of May 1 of the year in which the Director is re-elected. Therefore, the grant date for Directors’ options is May 1 of each year. The exercise price is determined as the highest of four determined prices: (1) the average of the highest bid and lowest ask prices for the trading day preceding May 1, (2) the average of the highest bid and lowest ask prices for May 1, (3) the closing price as reported by NASDAQ Global Select on the trading day preceding May 1, and (4) the closing price as reported by NASDAQ Global Select on May 1.

INDEPENDENT PUBLIC ACCOUNTANTS AND FEES

          Shearer, Taylor & Co., P.A., a public accounting firm registered with the Public Company Accounting Oversight Board, were the independent accountants for the Company during the most recently completed fiscal year and will serve as the independent accountant for the Company during the current fiscal year. Representatives of this firm will be present at the Annual Meeting and have an opportunity to make statements if they so desire and are expected to be available to respond to appropriate questions.

          The following is a summary of fees related to services performed for the Company by Shearer, Taylor & Co., P.A. for the years ended December 31, 2006 and 2005:

	2006	2005

Audit Fees - Audit of annual financial statements and internal control and reviews of financial statements included in Forms 10-Q	$135,872	$119,934
Audit Related Fees - Audits of employee benefit plans, audit of subsidiary company and FHLB collateral agreed upon procedures	33,437	28,002
Tax Fees - Income tax services	22,300	21,980
All other fees	—	—

Total	$191,609	$169,916

          The Audit Committee follows its established Audit Committee Pre-approval Policies and Procedures.  These Policies and Procedures are included as Appendix A.  All of the Audit Related Fees and Tax Fees set forth above were approved by the Audit Committee. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

RELATED-PARTY TRANSACTIONS

          First M&F Corporation’s subsidiary, Merchants and Farmers Bank, Kosciusko, Mississippi, (the “Bank”) has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders, and their associates. Such transactions are completed on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and do not involve more than the normal risk of collectibility or present other unfavorable features. Loans to related parties are generally extended on a secured basis. The Board of Directors approves all lines of credit for Board members and executive officers. The Board also approves any business engagements, in which the Company is a client, with persons or entities related to directors or executive officers when those business engagements are expected to result in compensation in excess of $120,000 to the related party. The Company had no engagements in 2006 in which the threshold payment was met or exceeded.

COMMITTEES OF THE BOARD OF DIRECTORS

          The Company has a standing Audit Committee of its Board of Directors which met four (4) times during 2006. Presently Charles W. Ritter, Jr. serves as Chairman and other members are Hollis C. Cheek, Toxey Hall III and J. Marlin Ivey. The Audit Committee reviews audit plans, examination results of both independent and internal auditors and makes recommendations to the Board of Directors concerning independent auditors. The Board of Directors has determined that the members of the Audit Committee are independent as defined in NASDAQ listing standards applicable to the Company.  The Board of Directors has also determined that there is at least one audit committee financial expert, Charles W. Ritter, Jr., serving on the Audit Committee, as the term “audit committee financial expert” is used in pertinent Securities and Exchange Commission regulations.

          The Company has a standing Compensation Committee. The Compensation Committee adopted a charter during 2004. The Compensation Committee Charter is attached as Appendix B. The Compensation Committee met four (4) times during 2006 and makes recommendations to the Board of Directors on all officers’ salaries and compensation. Presently J. Marlin Ivey serves as Chairman and other members are Michael L. Nelson, Charles W. Ritter, Jr., W. C. Shoemaker, Larry Terrell and James I. Tims.

          The Company has a Nominating and Proxy Committee. The Committee met one (1) time during 2006. Charles W. Ritter, Jr. serves as Chairman with other members being Hollis Cheek, J. Marlin Ivey, W. C. Shoemaker and Larry Terrell.  All of the Nomination and Proxy Committee members are independent as defined in applicable NASDAQ listing standards. The Company’s By-Laws are silent as to nominations to the Board of Directors, other than those made by or at the direction of the Board of Directors. The Nominating and Proxy Committee does not receive nominations directly from shareholders.  The Nominating and Proxy Committee does not have a charter.

          Shareholders may send communications to the Board of Directors c/o Grace Atwood, Secretary to the Board at 134 West Washington Street, Kosciusko, MS 39090, or via e-mail at gatwood@mfbank.com.

          Merchants & Farmers Bank has among other committees, an Investment Committee which meets quarterly, a Loan and Policy Committee which meets weekly, an Executive and Administrative committee which meets semi-annually, a Trust Committee which meets monthly, an Insurance Committee which meets annually, and a Strategic Planning Committee which meets semi-annually.

REPORT OF THE AUDIT COMMITTEE

          Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

          With respect to fiscal 2006, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards 61, Communications with Audit Committees, as amended. The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees, and has discussed with the independent auditors the auditor’s independence.

          The Audit Committee has discussed with the Company’s management and independent auditors the process used for certifications by the Company’s chief executive officer and chief financial officer which are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

          Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

          The Board of Directors has determined that the members of the Audit Committee are independent.

          The Board of Directors adopted a written charter for the Audit Committee on May 16, 2000. Subsequently, the charter was amended to address the Sarbanes-Oxley Act of 2002. The amended charter was adopted by the Board of Directors on March 12, 2003 and is included as Appendix A.

          Submitted by the Company’s Audit Committee: Charles W. Ritter, Jr., Chairman, Hollis C. Cheek, Toxey Hall, III, J. Marlin Ivey.

OTHER MATTERS

          Management at present knows of no other business to be brought before the meeting. However, if other business is properly brought before the meeting, it is the intention of the management to vote the accompanying proxies in accordance with its judgment.

PROPOSALS FOR 2008 ANNUAL MEETING

          Any shareholder who wishes to present a proposal at the Company’s next Annual Meeting and who wishes to have the proposal included in the Company’s Proxy Statement and form of proxy for the meeting must submit the proposal to the undersigned at the address of the Company not later than November 13, 2007.

          The accompanying Proxy is solicited by Management.

By Order of THE BOARD OF DIRECTORS,

/s/ Hugh S. Potts, Jr.

Hugh S. Potts, Jr.
Chairman and Chief Executive Officer

Dated and mailed at
Cranford, New Jersey
On or about March 14, 2007

APPENDIX A

FIRST M&F CORPORATION

AUDIT COMMITTEE CHARTER

PURPOSE

The purpose of the Audit Committee of First M&F Corporation is to assist the Board of Directors of First M&F Corporation in fulfilling its oversight responsibilities for the financial reporting process, the system of internal control, the audit process, and the corporation’s process for monitoring compliance with laws and regulations and the code of conduct.

Authority

The Audit Committee of First M&F Corporation has the authority to conduct or authorize investigations into any matters within its scope of authority. It is charged with the following responsibilities and given full authority to:

•	Appoint, compensate, and oversee the work of any and all registered public accounting firms employed by the corporation or any of its subsidiaries.

•	Resolve any disagreements between management and the auditor(s) regarding financial reporting.

•	Pre-approve all auditing and non-audit services.

•	Retain independent counsel, accountants, or others to advise the committee or assist in the conduct of an Investigation.

•	Seek any information it requires from employees – all of whom are directed to comply with the committee’s requests -- or external parties.

•	Meet with company officers, external auditors, or outside counsel as necessary.

Composition

The Audit Committee will consist of at least three and no more than six members of the Board of Directors of First M&F Corporation. The Board or its nominating chair will appoint committee members and the committee chair.

Each committee member will be both independent and financially literate. At least one member will be designated as the “financial expert”, as defined by applicable legislation and regulation. If it is not practical for the committee to have such financial expert, the committee will be responsible for the required disclosures (“A company that does not have an audit committee financial expert must disclose this fact and explain why it has no such expert.”) regarding this matter. The final wording of any such disclosures will be subject to approval by the full Board of Directors.

Meetings

The Audit Committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. All committee members are expected to attend each meeting. For those members who are unable to attend a specific meeting, an attempt will be made, if possible, for the member to participate in the meeting through a “conference call” setup. The Committee may invite members of management or others to attend meetings and provide pertinent information as deemed necessary by the Committee. It may hold private meetings with auditors and executive sessions, as deemed necessary. Meeting agendas will be prepared and provided in advance to committee members. Minutes will be taken in each meeting.

Responsibilities

          The Audit Committee will carry out the following responsibilities:

Financial Statements

•

Review significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas, and recent professional and regulatory pronouncements, and understand their impact on the financial statements.

•	Review the results of the audit, including any difficulties encountered, with management and the external auditors.

•	Review the annual financial statements, and consider whether they are complete, consistent with information known to committee members, and reflect appropriate accounting principles.

•	Review other sections of the annual report and related regulatory filings before release and consider the accuracy and completeness of the information.

•	Review with management and the external auditors all matters required to be communicated to the committee under Generally Accepted Auditing Standards.

•	Understand how management develops interim financial information, and the nature and extent of internal and external auditor involvement.

•

Review interim financial reports with management and the external auditors before filing with regulators, and consider whether they are complete and consistent with the information known to committee members.

Internal Control

•	Consider the effectiveness of the company’s internal control system, including information technology security and control.

•

Understand the scope of internal and external auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s response.

Internal Audit

•	Review with management and the Internal Auditor the charter, plans, activities, staffing, and organizational structure of the internal audit function.

•	Ensure there are no restrictions or limitations on the internal audit function and review and concur in the appointment, replacement, or dismissal of the Internal Auditor.

•	Review the effectiveness of the internal audit function, including compliance with the Institute of Internal Auditors’ Standards for Professional Practice of Internal Auditing.

•	On a regular basis, meet with the internal auditor to discuss any matters that the committee or internal auditors believe should be discussed privately.

External Audit

•	Review the external auditors’ proposed audit scope and approach, including coordination of audit effort with internal auditors.

•	Review the performance of the external auditors, and exercise final approval on the appointment or discharge of the auditors.

•

Review and confirm the independence of the external auditors by obtaining statements from the auditors on relationships between the auditors and the company, including non-audit services, and discussing the relationships with the auditors.

•	On a regular basis, meet separately with the external auditors to discuss any matters that the committee or auditors believe should be discussed privately.

Compliance

•

Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.

•	Review the findings of any examinations by regulatory agencies and any auditor observations.

•	Review the process for communicating the code of conduct to company personnel, and monitoring compliance therewith.

•	Obtain regular updates from management and company legal counsel regarding compliance matters.

Reporting Responsibilities

•	Regularly report to the Board of Directors about committee activities, issues, and related recommendations.

•	Provide an open avenue of communication between internal audit, the external auditors, and the Board of Directors.

•

Report annually to the shareholders, describing the committee’s composition, responsibilities, and how they were discharged, and any other information required by rule, including the approval of non-audit services.

•	Review any other reports the company issues that relate to the committee’s responsibilities.

Complaint Handling

•	Create a complaint procedure related to accounting, internal controls, or audit matters. Required attributes of the complaint handling procedure include:

1.	Procedures for the receipt of complaints regarding accounting, internal accounting controls, or auditing matters.

2.	Procedures for the retention and treatment of related complaints.

3.	Procedures for employees to confidentially and/or anonymously submit any concerns regarding questionable accounting or auditing matters.

Other Responsibilities

•	Perform other activities related to this charter as requested by the Board of Directors.

•	Institute and oversee special investigations as needed.

•	Review and assess the adequacy of the committee’s charter annually, requesting board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

•	Confirm annually that all responsibilities outlined in this charter have been carried out.

This Audit Committee Charter is hereby approved and adopted by the Audit Committee of First M&F Corporation.

Charles W. Ritter, Jr. – Chairman

Date:  March 12, 2003

APPENDIX B

FIRST M&F CORPORATION

CHARTER OF THE COMPENSATION COMMITTEE

Purpose

The Compensation Committee of First M&F Corporation (M&F Bank) shall evaluate the compensation of executive officers of M&F Bank and assure that they are compensated effectively in a manner consistent with the stated compensation strategy of M&F Bank, competitive practice, internal equity considerations, performance of M&F Bank relative to compensation, and the requirements of the appropriate regulatory bodies.

Composition

The Compensation Committee shall consist of three or more independent directors elected annually by the Board of Directors for a term of one year, or until their successors can be duly elected and qualified. The Board of Directors may remove a committee member at any time.

Unless the Board of Directors otherwise elects a Committee Chairman, the non-employee Chairman of the Board shall be designated as the Chairman of the Compensation Committee.

Meetings

The Compensation Committee shall meet at least once per year and at such additional times as may be necessary to carry out its responsibilities. Either the Chairman of the Compensation Committee or the Chairman & Chief Executive Officer may call meetings.

All meetings of and actions by the committee shall be held and taken pursuant to the Bylaws of First M&F Corporation, including provisions governing notice of meetings and waiver thereof, the number of committee members required to take actions at meetings and by written consent, and other related matters.

Reports of meetings and actions taken at the meetings or by consent of the Compensation Committee since the most recent meeting of the Board of Directors shall be made by the Compensation Committee Chairman at its next regularly scheduled meeting following the Compensation Committee meeting or action.

Authority and Responsibility

The Compensation Committee shall have the following authority and responsibility:

•	The Compensation Committee shall review and approve:

	o	M&F Bank’s corporate goals and objectives relevant to executive compensation.

o

The framework of M&F Bank’s executive compensation practices to ensure that such framework and practices are appropriate to achieve M&F Bank’s objectives of rewarding executives appropriately for their contributions to M&F Bank’s growth and profitability and other goals and objectives linking the interests of executives to the long-term interests of M&F Bank’s equity owners.

o

The compensation (and performance relative to compensation) of the Chairman & Chief Executive Officer and other executives. Determine the amounts and elements of total compensation consistent with M&F Bank’s corporate objectives. In determining such amounts and elements, the Committee shall consider M&F Bank’s performance and relative shareholder return, the value of similar compensation at comparable companies and compensation provided in prior years.

•	The Compensation Committee shall also provide oversight of management’s decisions concerning the performance and compensation of other employees.

•

The Compensation Committee shall provide an Annual Compensation Committee Report to shareholders including the factors, criteria and performance level on which the Chairman & Chief Executive Officer’s compensation was based.

•

Periodically review, and modify, as needed, M&F Bank’s cash-based incentive compensation plans. Ensure such plans are structured and administered consistent with M&F Bank’s goals and objectives as to participation in such plans, target annual incentives, financial goals and actual awards paid to executives.

•

Administer equity-based incentive plan(s) consistent with the authority and responsibilities provided by such plan(s). Periodically evaluate such plan(s) and determine when it is necessary or otherwise desirable to (a) modify, discontinue or supplement any such plan(s), or (b) submit any material amendment for adoption to a vote of the Board of Directors and/or the shareholders of M&F Bank.

•

Periodically evaluate the compensation of non-employee directors, including service on committees, taking into consideration compensation of directors at other comparable companies. Approve annual retainer and meeting fees for the Board of Directors and committees and fix the terms and conditions of any equity-based compensation for members of the Board of Directors.

•	Periodically evaluate M&F Bank’s employee benefits programs and approve any changes as desired and/or required.

•

Have sole authority to retain and terminate any compensation consultant engaged to assist in evaluating compensation of the Chairman & Chief Executive Officer, other executives or the Board of Directors and to approve such consultant’s fees.

•	Perform an annual self-assessment of the committee’s performance.

•	Perform such other duties and responsibilities as may be assigned, from time to time, by the Board of Directors.

Approved by Board of Directors
April 14, 2004

REVOCABLE PROXY
FIRST M&F CORPORATION

☒	PLEASE MARK VOTES
AS IN THIS EXAMPLE

PROXY SOLICITED FOR ANNUAL MEETING OF SHAREHOLDERS OF FIRST M & F CORPORATION TO BE HELD ON APRIL 11, 2007

The undersigned hereby appoints Charles W. Ritter, Jr., Hollis Cheek, J. Marlin Ivey, W.C. Shoemaker, and Larry Terrell or any of them as proxy with the power to appoint his substitute and hereby authorizes him to represent the undersigned, and to vote upon all matters that may properly come before the Annual Meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated herein, with full power to vote all shares of Common Stock of First M&F Corporation held of record by the undersigned on February 28, 2007, at the Annual Meeting of Shareholders to be held at the Mary Ricks Thornton Cultural Center at 204 North Huntington Street, Kosciusko, Mississippi on Wednesday, April 11, 2007 at 1:30 P.M., or any adjournment(s) thereof.

1. PROPOSAL to elect the five (5) identified nominees as Class II directors:

Michael L. Nelson
Hugh S. Potts, Jr.
Samuel B. Potts
Michael W. Sanders
Scott M. Wiggers

	WITH-	FOR ALL
FOR	HOLD	EXCEPT
☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write that nominees name(s) below.

IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR EACH NOMINEE LISTED ABOVE, AND AT THE DISCRETION OF THE PERSON NAMED ABOVE IN CONNECTION WITH ANY OTHER BUSINESS PROPERLY COMING BEFORE THE MEETING.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If corporation or partnership, sign in full corporate or partnership name by authorized person.

Detach above card, sign, date and mail in postage paid envelope provided.

FIRST M&F CORPORATION
134 West Washington Street
Kosciusko, Mississippi 39090

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.